Exhibit 24.2

POWER OF ATTORNEY

Reference is hereby made to the registration statement (including any amendments thereto) (the “Registration Statement”) filed by Barclays Bank PLC (“Barclays Bank”) with the U.S. Securities and Exchange Commission (the “SEC”) on Form F-3 (File No. 333-212571) on July 18, 2016, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of securities to be offered and sold by Barclays Bank, as well as American Depositary Shares representing all or a portion of such securities (collectively, “Securities”).

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints any Director of Barclays Bank or the Company Secretary for the time being, with full power in each of them to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement (including post-effective amendments), any subsequent registration statement in respect of the Securities that is to be effective upon filing by Barclays Bank pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall continue in full force and effect for a period of three (3) years from the date hereof.

[Remainder of this page left intentionally blank.]

Date: January 11, 2018	By: /s/ Matthew Larson
Matthew Larson
Authorized Representative in the United States

[Signature page of Power of Attorney]